U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                          STOCKGROUP.COM HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

          Colorado                                      84-1379282
(State of other jurisdiction of             (IRS Employer identification number)
 incorporation of organization)

                         Suite 500-750 W. Pender Street
                 Vancouver, B.C., Canada V6C 2T7 (604) 331-0995
        (Address, including postal code, and telephone number, including area code, of principal executive offices)

                   1999 Incentive Stock Option Plan As Amended
                            (Full Title of the Plan)

                   Marcus New                   Copies of all communications to:
        c/o Corporation Service Company                  Joseph Sierchio
                 1560 Broadway                       Sierchio & Albert, P.C.
                Denver, CO 80202                150 East 58th Street, 25th Floor
                 (303) 860-7052                     New York, New York 10155
    (Name, Address and telephone number                    (212) 446-9500
              of Agent for Service

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
 Title of securities       Amount to be      Proposed maximum offering    Proposed maximum aggregate       Amount of
   to be registered         registered         price per share(1)(2)            offering price          Registration Fee
------------------------------------------------------------------------------------------------------------------------
Common Shares               2,000,000                 N/A                       $3,820,100                 $1,062
(no par value)
------------------------------------------------------------------------------------------------------------------------
Total                       2,000,000                 N/A                       $3,820,100                 $1,062
========================================================================================================================

(1) The closing price for the Registrant's common stock in the over-the-counter market on November 15, 1999 was $2.32 per share.

To date, Registrant has granted the following number of options with the following respective exercise prices per share:

           105,000      $0.01                          8,000     $3.437
           640,800      $0.94                          2,500     $3.50
           692,000      $2.50                         10,000     $3.75
             8,000      $2.75                         24,000     $3.875
             8,000      $2.937                        16,000     $4.00
            23,000      $3.00                          8,000     $4.437
            18,000      $3.062                        10,000     $5.625
             5,000      $3.25

     Pursuant to Rule 457(c) and 457(h)(i), the registration fee was calculated on the basis of these figures.

(2) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered and sold pursuant to the employee benefit plan described herein.

                                EXPLANATORY NOTE

     This Registration Statement on a Form S-8 includes a Reoffer Prospectus prepared in accordance with the requirements of Form S-3 which may be used for the reoffer and resale of securities registered hereby, by certain officers and directors of the Company who may be deemed "affiliates" of the Company as that term is defined in Rule 405 under the Securities Act of 1933, as amended.

                                   PROSPECTUS
                                2,000,000 SHARES
                          STOCKGROUP.COM HOLDINGS, INC.
                            1999 STOCK INCENTIVE PLAN
                           COMMON STOCK, NO PAR VALUE

     This Prospectus is part of a registration statement which we filed to register 2,000,000 shares of our common stock. These shares may be issued upon the exercise of stock options which we have granted and may grant to our employees, consultants, officers and directors under our 1999 Incentive Stock Option Plan, as amended (the "Plan"). Our common stock is quoted for trading on the NASD's over the counter electronic bulletin board (the "OTCBB") under the symbol SWEB.

     This Prospectus relates to offers and sales of shares of our common stock by certain directors, consultants and advisors of the Company (collectively, the "Selling Shareholders") who may be deemed to be "affiliates" of the Company, as defined in Rule 405 under the Securities Act of 1933, as amended. Shares of common stock may be acquired or have been acquired by those persons upon exercise of stock options granted pursuant to the Plan. The shares that may be acquired by the Selling Shareholders pursuant to the Plan are called "Award Shares." Although the expenses of preparing and filing the registration statement, of which this Prospectus is a part, are being paid by us, we will receive no part of the proceeds of any such sales. However, we will receive the proceeds from the exercise, if any, of the stock options granted pursuant to the Plan.

     Our principal office is located at Suite 500 - 750 West Pender Street, Vancouver, B.C., Canada V6C 2T7 (Telephone No. (604) 331-0995). We are a corporation formed under and governed by the laws of the State of Colorado.

                     SEE "RISK FACTORS" FOR CERTAIN FACTORS
                  RELATING TO THE COMPANY BEGINNING ON PAGE 5.

     Neither The Securities And Exchange Commission Nor Any State Securities Commission Has Approved Or Disapproved Of The Award Shares Or Determined That This Prospectus Is Accurate. Any Representation To The Contrary Is A Criminal Offense.

As of the date of this Prospectus, 1,578,300 stock options have been granted under the Plan.

     The Award Shares may be sold from time to time to purchasers directly by any of the Selling Shareholders. Alternatively, the Selling Shareholders may sell Award Shares in one or more transactions (which may involve one or more block transactions) in sales occurring on the OTC BB, in separately negotiated transactions or in a combination of transactions. Each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; some or all of the Award Shares may be sold through brokers acting on behalf of the Selling Shareholders or to dealers for resale by such dealers; and, in connection with these sales, the brokers or dealers may receive compensation in the form of discounts or commissions from the Selling Shareholders and/or the purchasers of such shares from whom they may act as broker or agent (which discounts or commissions are not expected to exceed those customary in the type of transaction involved). However, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. Please also refer to "Plan of Distribution."

                      -------------------------------------

                The date of this Prospectus is November 16, 1999.

                                TABLE OF CONTENTS

Incorporation of Certain Information by Reference............................2

The Company..................................................................4

Risk Factors.................................................................5

Use of Proceeds.............................................................25

Selling Shareholders........................................................25

Plan of Distribution........................................................26

Description of Securities...................................................27

Interests of Named Experts and Counsel......................................27

SEC Position Regarding Indemnity............................................27

Available Information.......................................................27

     We have not authorized any person to give any information or to make any representations to you that are not contained in this Prospectus. You must not rely upon any information not contained in this Prospectus.

     This Prospectus does not constitute an offer of any securities other than the Award Shares that may be offered hereby or an offer of Award Shares to any person in any jurisdiction where such offer would be unlawful. The delivery of this Prospectus or any sale made through its use at any time does not imply that the information herein is correct as of any time subsequent to its date.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by us with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

     1. Our latest Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 filed pursuant to Section 13(a) of the Exchange Act which contains financial statements for our latest fiscal year for which a form 10-KSB was required to have been filed.

     2. Our Current Report filed on Form 8-K with the SEC on March 19, 1999 pursuant to Section 13 or 15(d) of the Exchange Act and the amendments thereto filed with the SEC on March 24, 1999 and May 11, 1999.

     3. Our Quarterly Reports filed on Form 10-QSB with the SEC on May 13, 1999 pursuant to Section 13 or 15(d) of the Exchange Act of 1934 for the period ending March 31, 1999.

     4. Our Current Report filed on Form 8-K with the SEC on June 25, 1999 pursuant to Section 13 or 15(d) of the Exchange Act of 1934.

     5. Our Current Report filed on Form 8-K with the SEC on July 9, 1999 pursuant to Section 13 or 15(d) of the Exchange Act of 1934.

     6. Our Quarterly Report filed on Form 10-QSB with the SEC on July 12, 1999 pursuant to Section 13 or 15(d) of the Exchange Act of 1934 for the period ended June 30, 1999.

     7. The description of our securities contained in our registration statement on Form 10-SB, as amended, filed on June 29, 1998.

     8. In addition to the foregoing, all documents subsequently filed by Stockgroup.com pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Act, prior to the filing of a post-effective amendment which indicated that all remaining securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus is deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded is not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     This Prospectus incorporates documents by reference that are not presented in it or delivered with it. We will provide, without charge, to each person (including any beneficial owner) to whom this Prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to such information unless such exhibits are specifically incorporated by reference into such information). Those requests should be directed to John Dawe, Vice President Finance, Secretary & Treasurer, at our principal executive offices at Suite 500-750 West Pender Street, Vancouver, B.C., Canada V6C 2T7
(604) 331-0995.

                                   THE COMPANY

     Stockgroup.com Holdings, Inc. was incorporated under the laws of Colorado on December 6, 1994 under the name of I-Tech Holdings Group, Inc. On March 11, 1999, we acquired Stock Research Group, Inc. ("our subsidiary") and underwent a change in control. Through our subsidiary, we commenced our present business at that time. Prior to that time we were engaged in the design and implementation of websites. All descriptions concerning our business included in this Prospectus incorporate our subsidiary. On May 6, 1999, we officially changed our name from I-Tech Holdings Group, Inc. to Stockgroup.com Holdings, Inc.

     Our executive offices are located at Suite 500 - 750 West Pender Street, Vancouver, British Columbia V6C 2T7. We also maintain offices in New York, San Francisco, Toronto and Calgary. We are a reporting issuer under the Exchange Act.

Our Business

     We are an investment information online "Community" with viewers in the United States, Canada and abroad. The "Community" model is based on the creation and fostering of an Internet site which provides members with a range of services and content which are targeted toward a certain area of interest.
Community sites are generally designed to foster a user's creative and interactive experience. Content is generally based around themes of interest such as News, Business, Entertainment, Life, Art, Career Information, Romance, Sports, Technology, Travel, etc. By satisfying the personal and practical needs of its users, an online Community seeks to become the users online home. Generally, a Community's revenue sources include the sale of advertising, with additional revenues generated through e-commerce arrangements and the sale of membership subscriptions for enhanced services.

     We focus on business and financial news and information for investors interested in micro and small capitalization companies. These are companies that have market capitalization (defined as shares outstanding times the market price per share) of less than $750 million in the case of "small capitalization" companies or $50 million in the case of "micro capitalization" companies.

     Our main website, www.smallcapcenter.com, acts as a portal for investors researching, analyzing, and discussing micro and small cap stocks and markets. This website provides newsworthy micro and small cap information to hundreds of thousands of investor viewers as well as disseminating information about our corporate clients. This information includes detailed profiles of companies, industry news, stock quotes, charts, daily market reports, news releases and other investment tools. Our Community is multi-tiered and includes both general interest and industry-specific areas including: Computer Hardware/Software; Telecomm; Mining/Exploration; Technology; Automotive; Oil/Gas; Financial/Insurance; Medical Tech; Manufacturing; Biotech; Environmental; Food/Beverage Tech; Real Estate; and Entertainment. We believe that we have become a primary provider of timely, accurate investment information to micro and small cap investors.

     Our subsidiary has been in operation since 1995 and historically has had three sources of revenue: (i) financial products for public companies' Internet sites; (iii) marketing services; and (iii) advertising.

     Our business is characterized by rapid technological change, new product development and evolving industry standards. Our business involves various risks and uncertainties, including our limited operating history, a new and unproven business model and the limited history of commerce on the Internet. Our success may depend in part upon the emergence of the Internet as a communications medium, prospective product development efforts and the acceptance of our products and services by the marketplace. As part of our strategic development plans, we invest significant resources in research and development of new products and services.

     As of October, 1999 we had 53 employees, of which 51 were full time.

                                  RISK FACTORS

     The following factors should be considered carefully in evaluating the Company and its business before purchasing the common shares offered by this Prospectus.

Our limited operating history makes the evaluation of our current business and the forecasting of our future results difficult.

     We have a limited operating history upon which an evaluation of us, our current business and our prospects can be based, each of which must be considered in light of the risks, expenses and problems frequently encountered by all companies in the early stages of development, and particularly by such companies entering new and rapidly developing markets like the Internet.

Risks related to the Internet may affect our success.

     There are many risks associated with operations on the Internet that may adversely affect our success. Such risks include, without limitation, the following:

o    the lack of broad  acceptance of the Community  model (as described on page
     4) on the Internet

o the possibility that the Internet will fail to achieve broad acceptance as an advertising and commercial medium

o our inability to attract or retain viewers or to generate significant advertising revenues or subscription service revenues from our corporate clients

o    a new and relatively unproven business model

o    our ability to anticipate and adapt to a developing market

o the failure of our network infrastructure (including its servers, hardware and software) to efficiently handle its Internet traffic

o    changes in laws that adversely affect our business

o our ability to manage effectively our rapidly expanding operations, including the amount and timing of capital expenditures and other costs relating to the expansion of our operations

o the introduction and development of different or more extensive Communities by our direct and indirect competitors of, including those with greater financial, technical and marketing resources

o    our inability to maintain and increase levels of traffic on our Web site

o our inability to attract, retain and motivate qualified personnel and general economic conditions.

Our recent revenue growth may not continue in the future.

     There can be no assurance that the revenue growth we have experienced in recent periods will continue or increase. Our limited operating history makes the prediction of future results difficult or impossible and, therefore, our recent revenue growth should not be taken as an indication of any growth that can be expected in the future. Furthermore, our limited operating history leads us to believe that period-to-period comparisons of our operating results are not meaningful and that the results for any period should not be relied upon as an indication of future performance. To the extent that revenues do not grow at anticipated rates, our business, results of operations and financial condition would be materially and adversely affected.

We anticipate losses for the foreseeable future.

     We have not achieved profitability in the current period and we anticipate that we will continue to incur net losses for the foreseeable future. The extent of these losses will depend, in part, on the amount of our growth in revenues from advertising sales, client product and marketing services and sales revenues and subscription fees from new services. As of December 31, 1998, we had an accumulated deficit of CDN$35,000. We expect that our operating expenses will increase significantly during the next several years, especially in the areas of sales and marketing, product development and general and administrative expenses. Thus, we will need to generate increased revenues to achieve profitability. To the extent that increases in our operating expenses precede or are not subsequently followed by corresponding increases in revenues, or that we are unable to adjust operating expense levels accordingly, our business, results of operations and financial condition would be materially and adversely affected. There can be no assurance that we will ever achieve or sustain profitability or that our operating losses will not increase in the future.

Our future success is dependent on continued growth in use of and commercial viability of the Internet.

     Our future success is substantially dependent upon continued growth in the use of the

Internet. To support advertising sales, and product and marketing services sales revenues on www.smallcapcenter.com, the Internet's recent and rapid growth must continue, and use of the Internet must become widespread. None of these can be assured. The Internet may prove not to be a viable information communications medium and information marketplace. Additionally, due to the ability of consumers to easily compare prices of similar products or services on competing Web sites, gross margins for the services marketed by us may narrow in the future and, accordingly, our revenues may be materially negatively impacted. If use of the Internet does not continue to grow, our business, results of operations and financial condition would be materially and adversely affected.

     Additionally, there are several issues that could lead to resistance against the acceptance of the Internet as a viable commercial marketplace. To the extent that the Internet continues to experience significant growth in the number of users and the level of use, there can be no assurance that its technical infrastructure will continue to be able to support the demands placed upon it. The necessary technical infrastructure for significant increases in electronic news dissemination and e-commerce related to it, such as a reliable network backbone, may not be timely and adequately developed. In addition, performance improvements, such as high-speed modems, may not be introduced in a timely fashion. Furthermore, security and authentication concerns with respect to transmission over the Internet of confidential information, such as credit card numbers, may remain. Also, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of activity, or due to increased governmental regulation. Changes in or insufficient availability of telecommunications services could result in slower response times and adversely affect usage of the Internet. To the extent the Internet's technical infrastructure does not effectively support the growth that may occur, our business, results of operations and financial condition would be materially and adversely affected.

     Our business model and acceptance of our products is unproven in the developing market in which we operate.

     Our business model is new and relatively unproven. The model depends upon our ability to generate multiple revenue streams by diversifying our product offerings. To be successful, we must, among other things, develop and market products and services that achieve broad market acceptance by its users, advertisers and client subscriber companies. There can be no assurance that any Internet Community, including www.smallcapcenter.com, will achieve broad market acceptance. Accordingly, no assurance can be given that our business model will be successful or that it can sustain revenue growth or be profitable.

     The market for our products and services is new, rapidly developing and characterized by an increasing number of market entrants. As is typical of any new and rapidly evolving market, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Moreover, because this market is new and rapidly evolving, it is difficult to predict its future growth rate, if any, and its ultimate size. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, or if our products and services do not achieve or sustain market acceptance, our business, results of operations and financial condition would be materially and adversely affected.

If our efforts to achieve a strong brand identity are not successful, our business and operating results will be materially adversely affected.

     We believe that establishing and maintaining brand identity is a critical aspect of efforts to attract and expand our viewer base, Internet traffic and advertising and commerce relationships. Furthermore, we believe that the importance of brand recognition will increase as low barriers to entry encourage the proliferation of Internet sites. In order to attract and retain viewers, advertisers and subscriber clients, and in response to competitive pressures, we intend to increase our financial commitment to the creation and maintenance of brand loyalty among these groups. We plan to accomplish this, although not exclusively, through advertising campaigns in several forms of media, including television, print, online media, and other marketing and promotional efforts. If we do not generate a corresponding increase in revenue as a result of our branding efforts or otherwise fail to promote our brand successfully, or if we incur excessive expenses in an attempt to promote and maintain our brand, our business, results of operations and financial condition would be materially and adversely affected.

     Promotion and enhancement of the smallcapcenter.com brand will also depend, in part, on our success in providing a high-quality "Community Experience." Such success cannot be assured. If viewers, users, advertisers and commerce vendors do not perceive Smallcapcenter.com's Community experience to be of high quality, or if we introduce new services or enter into new business ventures that are not favorably received by such parties, the value of our brand could be diluted. Such brand dilution could decrease the attractiveness of Smallcapcenter.com to such parties, and could materially and adversely affect the Company's business, results of operations and financial condition.

We rely significantly on advertising revenues, the level of which is difficult to predict and will depend on the amount of "traffic" on our website and advertisers' acceptance of the internet - based advertising medium.

     We derive a significant portion of our revenues from the sale of advertisements on our site, and expect to continue to do so for the foreseeable future. Our business model therefore is highly dependent on the amount of "traffic" on Smallcapcenter.com, which has a direct effect on our advertising revenues. We are in the early stages of implementing our international branch network and our advertising sales programs, which, if not successful, could materially and adversely affect our business, results of operations and financial condition.

     Our ability to generate significant advertising revenues will depend, in part, on our ability to create new advertising programs without diluting the perceived value of our existing programs. Our ability to generate advertising revenues will depend also, in part, on advertisers' acceptance of the Internet as an attractive and sustainable medium, the development of a large base of users of our products and services, the effective development of Web site content that provides user demographic characteristics that will be attractive to advertisers, and government regulation. The adoption of Internet-based advertising, particularly by those advertisers that have historically relied upon traditional advertising media, requires the acceptance of a new way of conducting business and exchanging information. There can be no assurance that the market for Internet advertising will continue to emerge or become sustainable. If the market develops more slowly than expected, our business, results of operations and financial condition could be materially and adversely affected.

     The Internet as an advertising medium has not been available for a sufficient period of time to gauge its effectiveness as compared with traditional advertising media. No standards have been widely accepted for the measurement of the effectiveness of Internet-based advertising, and there can be no assurance that any such standards will become widely accepted in the future. Additionally, no standards have been widely accepted to measure the number of unique users or page views related to a particular site. Internet advertising rates are based in part on third-party estimates of users of an Internet site. Such estimates are often based on sampling techniques or other imprecise measures, and may materially differ from our estimates. There can be no assurance that advertisers will accept our or other parties' measurements of impressions. The rejection by advertisers of such measurements could have a material adverse effect on our business, results of operations and financial condition.

     The sale of Internet advertising is subject to intense competition that has resulted in a wide variety of pricing models, rate quotes and advertising services. This has made it difficult to project future levels of advertising revenues and rates. It is also difficult to predict which pricing models, if any, will achieve broad acceptance among advertisers. As described above, to date, we have based our advertising rates on providing advertisers with a guaranteed number of impressions, and any failure of our advertising model to achieve broad market acceptance, would have a material adverse effect on our business, results of operations and financial condition.

A majority of our advertising contracts are of a short-term nature and the level of advertising purchases in the future is uncertain.

     To date, substantially all of our advertising contracts have been for terms averaging one to three months in length, with relatively few longer-term advertising contracts. Many of our advertising customers have limited experience with Internet advertising, have not devoted a significant portion of their advertising expenditures to Internet advertising and may not believe Internet advertising to be effective relative to traditional advertising media. There can be no assurance that our current advertisers will continue to purchase advertisements on www.smallcapcenter.com.

If the advertisers' guaranteed minimum view run times on our Website are not met, we will be required to provide additional run times following the contract terms which may limit our advertising inventory.

     Our contracts with advertisers typically guarantee the advertiser or sponsor either a minimum view run time during which the ad will be seen by users of smallcapcenter.com; or, a minimum number of "impressions," or "click-throughs," or times that a sponsorship or advertisement is seen by users of smallcapcenter.com. To the extent that minimum view run times, or impression or click-through levels are not achieved for any reason, we may be required to "make good" or provide additional impressions after the contract term, which may adversely affect the availability of advertising inventory and which could have a material adverse effect on our business, results of operations and financial condition.

     Specifically, the process of managing advertising within a large, high-traffic Web site such as ours is an increasingly important and complex task. If we do not manage this task in an efficient and appropriate manner, our financial performance may be impaired. To the extent that we encounter system failures or material difficulties in the operation of our systems, we could be unable to deliver banner advertisements and sponsorships through our site. Any extended failure of, or material difficulties encountered in connection with, our advertising management system may expose the company to further "make good" obligations with our advertisers, which, by displacing salable advertising inventory, among other consequences, would reduce revenues and could have a material adverse effect on our business, results of operations and financial condition.

The increased use by consumers of software programs which remove advertising from their desktops could have an adverse affect on our advertising revenues.

     "Filter" software programs that limit or remove advertising from an Internet user's desktop are available to consumers. Widespread adoption or increased use of such software by users or the adoption of such software by certain Internet access providers could have a material adverse effect upon the viability of advertising on the Internet and, as we rely significantly on advertising revenues, on our business, results of operations and financial condition.

Potential fluctuations in our operating results and quarterly fluctuations may adversely affect our trading price.

     Our operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. See "Our Limited Operating..." p.5 and "Our Recent Revenue Growth..." p.6. As a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service or marketing decisions or acquisitions that could have a material short-term or long-term adverse effect on our business, results of operations and financial condition. See "If our efforts to achieve a strong brand identity..." p.8.

     We derive a significant portion of our revenues from the sale of advertising under short-term contracts, averaging one to three months in length. As a result, our quarterly revenues and operating results are, to a significant extent, dependent on advertising revenues from contracts entered into within the quarter, and on our ability to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. See "We rely significantly on advertising revenues..." p.8; "A majority of our advertising contracts..." p.9; "If the advertisers' guaranteed minimum view run times..." p.10.

     The foregoing factors, in some future quarters, may lead our operating results to fall below the expectations of securities analysts and investors. In such event, the trading price of our common stock would likely be materially and adversely affected.

We are controlled by our officers, directors and entities affiliated with them.

     In the aggregate, ownership of our shares by Management represent approximately 46% of our issued and outstanding shares of common stock. These stockholders, if acting together, will be able to significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combinations transactions.

Our future performance is dependent on key personnel.

     Our performance is substantially dependent on the performance of our senior management and key technical personnel. In particular, our success depends on the continued efforts of our senior management team, especially our Chief Executive Officer, Marcus New and our President, Leslie Landes. The loss of the services of any of our executive officers or other key employees could have a material adverse effect on our business, results of operations and financial condition. Although several senior management personnel have substantial share and/or stock options interests, we do not have agreements in place, which bind its senior management to us.

     Our future success also depends on our continuing ability to retain and attract highly qualified technical, editorial and managerial personnel. We anticipate that the number of our employees will increase significantly in the next 12 months. Wages for managerial and technical employees are increasing and are expected to continue to increase in the foreseeable future due to the competitive nature of this job market. There can be no assurance that we will be able to retain our key managerial and technical personnel or that it will be able to attract and retain additional highly qualified technical and managerial personnel in the future. We have experienced difficulty from time to time in attracting the personnel necessary to support the growth of our business, and there can be no assurance that we will not experience similar difficulty in the future. The inability to attract and retain the technical and managerial personnel necessary to support the growth of our business, due to, among other things, a large increase in the wages demanded by such personnel, could have a material adverse effect upon our business, results of operations and financial condition.

A majority of our senior management is inexperienced in managing a public company.

     Our recent growth has placed, and is expected to continue to place, a significant strain on our managerial, operational and financial resources. To manage our potential growth, we must continue to implement and improve our operational and financial systems, and must expand, train and manage its employee base. Our President and Vice President Finance joined us during August and November 1998, respectively. In addition, we have yet to fill several key senior management posts. Furthermore, the members of our current senior management (other than the President) have not had any previous experience managing a public company or a large operating company. There can be no assurance that we will be able to effectively manage the expansion of our operations, that our systems, procedures or controls will be adequate to support our operations or that our management will be able to achieve the rapid execution necessary to fully exploit the market opportunity for our products and services. Any inability to manage growth effectively could have a material adverse effect on our business, results of operations and financial condition.

We must enhance and develop www.smallcapcenter.com to remain competitive.

     To remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of www.smallcapcenter.com and develop other products and services. Enhancements of or improvements to the Web site may contain undetected programming errors that require significant design modifications, resulting in a loss of customer confidence and user support and a decrease in the value of our brand name recognition.

     We plan to develop and introduce new features and functions, such as increased capabilities for user personalization and interactivity. This will require the development or licensing of increasingly complex technologies. There can be no assurance that we will be successful in developing or introducing such features and functions or that such features and functions will achieve market acceptance or enhance our brand name recognition. Any failure to effectively develop and introduce new features and functions, or the failure of such new features and functions to achieve market acceptance, could have a material adverse effect on our business, results of operations and financial condition.

     We also plan to develop and introduce new products and services. There can be no assurance that we will be successful in developing or introducing such products and services or that such products and services will achieve market acceptance or enhance our brand name recognition. Any failure on our part to effectively develop and introduce these products and services, or the failure of such products and services to achieve market acceptance, could have a material adverse effect on our business, results of operations and financial condition.

The internet industry is characterized by rapid technological change which may affect our ability to respond to the evolving demands of our market place.

     The market for Internet products and services is characterized by rapid technological developments, evolving industry standards and customer demands, and frequent new product introductions and enhancements. These market characteristics are exacerbated by the emerging nature of the market and the fact that many companies are expected to introduce new Internet products and services in the near future. Our future success will depend in significant part on its ability to continually improve the performance, features and reliability of the site in response to both evolving demands of the marketplace and competitive product and service offerings, and there can be no assurance that we will be successful in doing so. In addition, the widespread adoption of developing multimedia enabling technologies could require fundamental and costly changes in our technology and could fundamentally affect the nature, viability and measurability of Internet-based advertising, which could adversely affect our business, results of operations and financial condition.

We may be unable to accommodate increased consumer traffic on our website, which would limit our ability to increase advertising sales and achieve market acceptance.

     A key element of our strategy is to generate a high volume of user traffic. Our ability to attract advertisers and to achieve market acceptance of its products and services, and its reputation, depend significantly upon its performance and its network infrastructure (including its servers, hardware and software). Any system failure that causes interruption or slower response time of our products and services could result in less traffic to the Website and, if sustained or repeated, could reduce the attractiveness of our products and services to advertisers and licensees. An increase in the volume of user traffic could strain the capacity of our technical infrastructure, which could lead to slower response time or system failures, and could adversely affect the delivery of the number of impressions that are owed to advertisers and thus our advertising revenues. In addition, as the number of users of www.smallcapcenter.com increase, there can be no assurance that Stockgroup.com and our technical infrastructure will be able to grow accordingly, and we face risks related to our ability to scale up to the expected viewer levels while maintaining superior performance. Any failure of our server and networking systems to handle current or higher volumes of traffic would have a material adverse effect on our business, results of operations and financial condition.

     We may suffer system failures on our Website which could result in negative publicity, reduce volume of our advertising sales and adversely affect our market acceptance.

     We are also dependent upon third parties to provide potential users with Web browsers and Internet and online services necessary for access to the site. In the past, users have occasionally experienced difficulties with Internet and online services due to system failures, including failures unrelated to our systems. Any disruption in Internet access provided by third parties could have a material adverse effect on our business, results of operations and financial condition. Furthermore, we are dependent on hardware and software suppliers for prompt delivery, installation and service of equipment used to deliver our products and services.

     Our operations are dependent in part upon our ability to protect our operating systems against damage from human error, fire, floods, power loss, telecommunications failures, break-ins and similar events. We do not presently have redundant, multiple-site capacity in the event of any such occurrence. Our servers are also vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering with our computer systems. The occurrence of any of these events could result in the interruption, delay or cessation of service, which could have a material adverse effect on our business, results of operations and financial condition. In addition, our reputation and the smallcapcenter.com brand could be materially and adversely affected.

There are security risks to our network.

     Experienced programmers ("hackers") have attempted on occasion to penetrate our network security. We expect that these attempts, some of which have succeeded, will continue to occur from time to time. Because a hacker who is able to penetrate our network security could misappropriate proprietary information or cause interruptions in our products and services or do other damage, we may be required to expend significant capital and resources to protect against or to alleviate problems caused by such parties. Additionally, we may not have a timely remedy against a hacker who is able to penetrate our network security. Such purposeful security breaches could have a material adverse effect on our business, results of operations and financial condition. In addition to purposeful security breaches, the inadvertent transmission of computer viruses could expose us to a material risk of loss or litigation and possible liability.

     In offering certain payment services for some products and services, we could become increasingly reliant on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information, such as customer credit card numbers. Advances in computer capabilities, discoveries in the field of cryptography and other discoveries, events, or developments could lead to a compromise or breach of the algorithms that our licensed encryption and authentication technology used to protect such confidential information. If such a compromise or breach of our licensed encryption authentication technology occurs, it could have a material adverse effect on our business, results of operations and financial condition. We may be required to expend significant capital and resources and engage the services of third parties to protect against the threat of such security, encryption and authentication technology breaches or to alleviate problems caused by such breaches. Concerns over the security of Internet transactions and the privacy of users may also inhibit the growth of the Internet generally, particularly as a means of conducting commercial transactions.

We may not be able to compete successfully against current and future competitors.

     The market for viewers, corporate subscribers and Internet advertising is new and rapidly evolving, and competition for viewers and advertisers, as well as competition in the information dissemination market, is intense and is expected to increase significantly. Barriers to entry are relatively insubstantial and we may face competitive pressures from many additional companies both in the United States, Canada and abroad.

     We believe that the principal competitive factors for companies seeking to create Communities on the Internet are critical mass (i.e., depth of content and range of features of interest to viewers), functionality of the Web site, brand recognition, viewer affinity and loyalty, broad demographic focus and open access for visitors. In the future, Internet communities may be developed or acquired by companies currently operating other Communities or by Web directories, search engines, shareware archives and content sites, and by commercial online service providers, Internet Service Providers and other entities, certain of which may have more resources than us. We compete for users and advertisers with other content providers and with thousands of Web sites operated by individuals, the government and educational institutions. In addition, we could face competition in the future from traditional media companies, such as newspaper, magazine, television and radio companies, a number of which, including The Walt Disney Company ("Disney"), CBS Corporation ("CBS") and The National Broadcasting Company ("NBC"), have recently made significant acquisitions of or investments in Internet companies.

     We believe that the principal competitive factors in attracting advertisers include the amount of traffic on our Web site, brand recognition, customer service, the demographics of the Community's members and users, our ability to offer targeted audiences and the overall cost effectiveness of the advertising medium offered by us. We believe that the number of Internet companies relying on Internet-based advertising revenue, as well as the number of advertisers on the Internet and the number of users, will increase substantially in the future. Accordingly, we will likely face increased competition, resulting in increased pricing pressures on its advertising rates, which could have a material adverse effect on the company.

     Many of our existing and potential competitors, including companies operating Web directories and search engines, and traditional media companies, have longer operating histories in the Internet Market, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than ours. Such competitors may be able to undertake more extensive marketing campaigns for their brands and services, adopt more aggressive advertising pricing policies and make more attractive offers to potential employees, distribution partners, e-commerce companies, advertisers and third-party content providers. Furthermore, our existing and potential  competitors  may  develop  Communities  that are equal or superior in quality to, or that achieve greater market acceptance than, www.smallcapcenter.com. There can be no assurance that we will be able to compete successfully against its current or future competitors or that competition will not have a material adverse effect on our business, results of operations and financial condition.

     Additionally, the Internet information market is new and rapidly evolving, and competition among information providers is expected to increase significantly. There can be no assurance that Web sites maintained by our existing and potential competitors will not be perceived by advertisers as being more desirable for placement of advertisements than smallcapcenter.com. In addition, many of our current advertising customers and some of its corporate clients have established relationships with certain of the company's existing or potential competitors. There can be no assurance that we will be able to retain or grow our viewer base, traffic levels and advertising customer base at historical levels, or that competitors will not experience better retention or greater growth in these areas than us. Accordingly, there can be no assurance that any of our advertising customers or corporate client companies will not sever or will elect not to renew their agreements with us, the result of which could have a material adverse effect on our business, results of operations and financial condition.

We have a strong dependence on relationships with suppliers and carriers. If these relationships are not maintained, our business and financial condition will be adversely affected.

     We are and will continue to be significantly dependent on a number of third-party relationships to increase traffic on www.smallcapcenter.com and thereby generate advertising revenues, maintain the current level of service and variety of content for our viewers, and meet future milestones. We are also dependent on other Web site operators that provide links to smallcapcenter.com.

     Most of our arrangements with third-party Internet sites and other third-party service providers do not require future minimum commitments to use our services or to provide access or links to our services or products, are not exclusive and are short-term or may be terminated at the convenience of the other party. Moreover, we do not have agreements with the majority of other Web site operators that provide links to smallcapcenter.com, and such Web site operators may terminate such links at any time without notice to us. There can be no assurance that third parties regard their relationship with us as important to their own respective businesses and operations, that they will not reassess their commitment to us at any time in the future or that they will not develop their own competitive services or products.

     There can be no assurance that we will be able to maintain relationships with third parties that supply us with software or products that are crucial to our success, or that such software or products will be able to sustain any third-party claims or rights against their use. Furthermore, there can be no assurance that the software, services or products of those companies that provide access or links to our services or products will achieve market acceptance or commercial success. Failure of one of these third parties could have a material adverse effect on our business, results of operations and financial condition. In particular, the elimination of a pre-installed bookmark on a Web browser that directs traffic to our Web site could significantly reduce traffic on our Web site, which would have a material adverse effect on our business, results of operations and financial condition.

Additional financing may be required by us as we expect negative operating cash flow for the next fiscal year. Such financing may result in the issuance of additional securities and/or may not be available on terms favorable to us.

     We expect that we will continue to experience negative operating cash flow for the foreseeable future as a result of significant spending on advertising and infrastructure. Accordingly, we may need to raise additional funds in a timely manner in order to fund our anticipated expansion and new enhanced services or products, respond to competitive pressures or acquire complementary products, businesses or technologies. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of the stockholders of the company will be reduced, stockholders may experience additional dilution and such securities may have rights, preferences or privileges senior to those of the holders of the common stock. We do not have any contractual restrictions on our ability to incur debt and, accordingly, we could incur significant amounts of indebtedness to finance our operations. Any such indebtedness could contain covenants, which would restrict its operations. There can be no assurance that additional financing if and when needed will be available on terms favorable to us, or at all. If adequate funds are not available or are not available on acceptable terms, it would have a material adverse effect on our ability to fund our expansion, take advantage of acquisition opportunities, develop or enhance services or products or respond to competitive pressures.

Future acquisitions of other business entities by us entail numerous risks and uncertainties which could have an adverse affect on its operations and financial condition.

     As part of our business strategy, we expect to review acquisition prospects that would complement our existing business, augment the distribution of its Community or enhance its technological capabilities. Future acquisitions by us could result in potentially dilutive issuance's of equity securities, large and immediate write-offs, the incurrence of debt and contingent liabilities or amortization expenses related to goodwill and other intangible assets, any of which could materially and adversely affect our business, results of operations and financial condition.

     Furthermore, acquisitions entail numerous risks and uncertainties, including difficulties in the assimilation of operations, personnel, technologies, products and information systems of the acquired companies, the diversion of management's attention from other business concerns, the risks of entering geographic and business markets in which we have no or limited prior experience and the potential loss of key employees of acquired organizations.

     We have not made any acquisitions in the past. No assurance can be given as to our ability to successfully integrate any businesses, products, technologies or personnel that might be acquired in the future, and our failure to do so could have a material adverse effect on our business, results of operations and financial condition.

We may be unable to protect the intellectual property rights upon which our business relies, which could harm our competitiveness and cause customer confusion.

     We regard substantial elements of our Web site and underlying technology as proprietary and attempt to protect them by relying on intellectual property laws, including trademark, service mark, copyright and trade secret laws and restrictions on disclosure and transferring title and other methods. We also generally enter into confidentiality agreements with our employees and consultants and in connection with our license agreements with third parties. We seek to control access to and distribution of our technology, documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our proprietary information without authorization or to develop similar technology independently. We are pursuing the registration of our trademarks in the United States and internationally. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our services are distributed or made available through the Internet, and policing unauthorized use of our proprietary information is difficult.

     Legal standards relating to the validity, enforceability and scope of protection of certain proprietary rights in Internet-related businesses are uncertain and still evolving, and no assurance can be given as to the future viability or value of any of our proprietary rights. There can be no assurance that the steps taken by us will prevent misappropriation or infringement of its proprietary information, which could have a material adverse effect on our business, results of operations and financial condition.

     Litigation may be necessary in the future to enforce our intellectual property rights, to protect its trade secrets or to determine the validity and scope of the proprietary rights of others. Such litigation might result in
substantial   costs  and  diversion  of  resources  and  management   attention.
Furthermore, there can be no assurance that our business activities will not infringe upon the proprietary rights of others, or that other parties will not assert infringement claims against us, including claims that by directly or indirectly providing hyperlink text links to Web sites operated by third parties, we have infringed upon the proprietary rights of other third parties. Moreover, from time to time, we may be subject to claims of alleged infringement by us of the trademarks, service marks and other intellectual property rights of third parties. Such claims and any resultant litigation, should it occur, might subject us to significant liability for damages, might result in invalidation of our proprietary rights and, even if not meritorious, could result in substantial costs and diversion of resources and management attention and could have a material adverse effect on our business, results of operations and financial condition.

     We currently license from third parties certain technologies incorporated into www.smallcapcenter.com. As we continue to introduce new services that incorporate new technologies, it may be required to license additional technology from others. There can be no assurance that these third-party technology licenses will continue to be available to us on commercially reasonable terms, if at all. Additionally, there can be no assurance that the third parties from which we currently license our technology will be able to defend their proprietary rights successfully against claims of infringement. As a result, any inability on our part to obtain any of these technology licenses could result in delays or reductions in the introduction of new services or could adversely affect the performance of our existing services until equivalent technology can be identified, licensed and integrated.

It is unclear how any existing and future laws enacted will be applied to the Internet industry and what effect such laws will have on us.

     A number of legislative and regulatory proposals under consideration by federal, state, provincial, local and foreign governmental organizations may lead to laws or regulations concerning various aspects of the Internet, including, but not limited to, online content, user privacy, taxation, access charges, liability for third-party activities and jurisdiction. Additionally, it is uncertain how existing laws will be applied by the judiciary to the Internet. The adoption of new laws or the application of existing laws may decrease the growth in the use of the Internet, which could in turn decrease the demand for our services, increase our cost of doing business or otherwise have a material adverse effect on our business, results of operations and financial condition.

     There can be no assurance that the United States, Canada or foreign nations will enact legislation or seek to enforce existing laws prohibiting or restricting certain content from the Internet. Prohibition and restriction of Internet content could dampen the growth of Internet use, decrease the acceptance of the Internet as a communications and commercial medium, expose us to liability, and/or require substantial modification of www.smallcapcenter.com, and thereby have a material adverse effect on our business, results of operations and financial condition.

     Internet user privacy has become an issue both in the United States, Canada and abroad. We cannot predict the exact form of the regulations that the FTC may adopt. There can be no assurance that the United States, Canada or foreign nations will not adopt additional legislation purporting to protect such privacy. Any such action could affect the way in which we are allowed to conduct our business, especially those aspects that involve the collection or use of personal information, and could have a material adverse effect on our business, results of operations and financial condition.

     The tax treatment of the Internet and e-commerce is currently unsettled. A number of proposals have been made at the federal, state, provincial and local level and by certain foreign governments that could impose taxes on the sale of goods and services and certain other Internet activities. Recently, the Internet Tax Freedom Act was signed into law, placing a three-year moratorium on new state and local taxes on certain aspects of Internet commerce. However, there can be no assurance that future laws imposing taxes or other regulations on commerce over the Internet would not substantially impair the growth of e-commerce and as a result have a material adverse effect on our business, results of operations and financial condition.

     Certain local telephone carriers have asserted that the growing popularity and use of the Internet has burdened the existing telecommunications infrastructure, and that many areas with high Internet use have begun to experience interruptions in telephone service. These carriers have petitioned the Federal Communications Commission (the "FCC") to impose access fees on internet service providers and on-line service providers. If such access fees are imposed, the costs of communicating on the Internet could increase substantially, potentially slowing the growth in use of the Internet, which could in turn decrease demand for our services or increase our cost of doing business, and thus have a material adverse effect on our business, results of operations and financial condition.

     Although our servers are located in the Province of British Columbia, the governments of other provinces, states and foreign countries might attempt to take action against us for violations of their laws. There can be no assurance that violations of such laws will not be alleged or charged by provincial, state or foreign governments and that such laws will not be modified, or new laws enacted, in the future. Any of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

We may be exposed to liability for information retrieved from or transmitted over our websites or for products sold over our websites.

     Because materials may be downloaded by the online or Internet services operated or facilitated by us or the Internet access providers with which we have relationships and that material may be subsequently distributed to others, there is a potential that claims will be made against us for defamation, negligence, copyright or trademark infringement or other theories based on the nature and content of such materials. Such claims have been brought against providers of online services in the past. Such claims could be material in the future. In addition, the increased attention focused upon liability issues and legislative proposals could materially impact the overall growth of Internet use.

     We could also be exposed to liability with respect to third-party information that may be accessible through our Web sites, or through content and materials that may be posted by viewers on discussion forums offered by us. Such claims might include, among others, that, by directly or indirectly providing hyperlink text links to Web sites operated by third parties or by providing discussion forums for viewers, we are liable for copyright or trademark infringement or other wrongful actions by such third parties through such Web sites. It is also possible that, if any third-party content information provided on our Web site contains errors, third parties could make claims against us for losses incurred in reliance on such information.

     We offer e-mail service, which is provided by a third party. See "We have a strong dependence on..." p.16. Such service may expose us to potential risk, such as liabilities or claims resulting from unsolicited e-mail ("spamming"), lost or misdirected messages, illegal or fraudulent use of e-mail or interruptions or delays in e-mail service.

     We also enter into agreements with advertisers and commerce partners under which we are entitled to receive a commission or share of any revenue from the purchase of goods and services through direct links from our Web site. Such arrangements may expose us to additional legal risks and uncertainties, including pursuant to regulation by local, provincial, state, federal and foreign authorities and potential liabilities to consumers of such products and services, even if we do not ourselves provide such products or services. There can be no assurance that any indemnification provided to us in our agreements with these parties, if available, will be adequate.

     Even to the extent such claims do not result in liability to us, we could incur significant costs in investigating and defending against such claims. The imposition on us of potential liability for information carried on or disseminated through our systems could require us to implement measures to reduce its exposure to such liability, which may require the expenditure of substantial resources and limit the attractiveness of our services to members and users.

     Our general liability insurance may not cover all potential claims to which we are exposed or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, results of operations and financial condition.

Our strategy to commence international operations and other expansions expose us to several risks that could have an adverse affect on our business, results of operations and financial condition.

     A part of our strategy is to expand our sales offices network throughout the United States, Canada and international markets. There can be no assurance that our products or services will become widely accepted for corporate clients, advertising in the U.S., Canada or any international markets. In addition, we expect that the success of any additional foreign operations we initiate in the future will also be dependent upon local service providers and/or partners. If revenues from international ventures are not adequate to cover the investments in such activities, our business, results of operations and financial condition could be materially and adversely affected. We may experience difficulty in managing international operations as a result of difficulty in locating effective foreign service providers and/or partners, competition, technical problems, local laws and regulations, distance and language and cultural differences, and there can be no assurance that we or our international partners will be able to successfully market and operate in foreign markets. We also believe that, in light of substantial anticipated competition, it will be necessary to aggressively market our products and services into the United States and international markets in order to effectively obtain market share, and there can be no assurance that we will be able to do so. There are certain risks inherent in doing business on an international level, such as unexpected changes in regulatory requirements, trade barriers, difficulties in staffing and managing foreign operations, fluctuations in currency exchange rates, longer payment cycles in general, problems in collecting accounts receivable, difficulty in enforcing contracts, political and economic instability, seasonal reductions in business activity in certain other parts of the world and potentially adverse tax consequences. There can be no assurance that one or more of such factors will not have a material adverse effect on our future international operations and, consequently, on our business, results of operations and financial condition.

Year 2000 issues may materially affect our business.

     The Year 2000 issue is the potential for system and processing failures of date-related data and the result of computer-controlled systems using two digits rather than four to define the applicable year. For example, computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the Year 2000. This could result in system failures or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

     We may be affected by Year 2000 issues related to non-compliant information technology systems or non-information technology systems operated by us or by third parties. We have substantially completed assessment of our internal and external (third party) information technology systems and non-information technology systems. At this point in our assessment, we are not currently aware of any Year 2000 problems relating to systems operated by us or by third parties that would have a material effect on our business, results of operations or financial condition, without taking into account our efforts to avoid such problems. Based on our assessment to date, we do not anticipate that costs associated with remediating our non-compliant information technology systems or non-information technology systems will be material, although there can be no assurance to such effect.

     To the extent that our assessment is finalized without identifying any additional material non-compliant information technology systems operated by us or by third parties, the most reasonably likely worst case Year 2000 scenario is the failure of one or more of our vendors of hardware or software or one or more providers of non-information technology systems to us to properly identify any Year 2000 compliance issues and remediate any such issues prior to December 31, 1999. We believe that the primary business risks, in the event of such failure, would include, but not be limited to, lost advertising revenues, increased operating costs, loss of customers or persons accessing our Web site, or other business interruptions of a material nature, as well as claims of mismanagement, misrepresentation, or breach of contract, any of which could have a material adverse effect on our business, results of operations and financial condition.

Any significant deterioration in the general economic conditions would have an adverse effect on our business, result of operations or financial condition.

     Time spent on the Internet by individuals, purchases of new computers and purchases of membership subscriptions to Internet sites are typically discretionary for consumers and may be particularly affected by adverse trends in the general economy. The success of our operations depends to a significant extent upon a number of factors relating to discretionary consumer spending, including economic conditions (and perceptions of such conditions by consumers) affecting disposable consumer income such as employment, wages and salaries, business conditions, interest rates, availability of credit and taxation, for the economy as a whole and in regional and local markets where we operate. There can be no assurance that consumer spending will not be adversely affected by general economic conditions, which could negatively impact our results of operations or financial condition. Any significant deterioration in general economic conditions or increases in interest rates may inhibit consumers' use of credit and cause a material adverse effect on our revenues and profitability. In addition, our business strategy relies on advertising by and agreements with other Internet companies. Any significant deterioration in general economic conditions that adversely affected these companies could also have a material adverse effect on our business, results of operations and financial condition.

If the trading price of our common stock remains volatile, the long-term trading price may be adversely affected regardless of our performance and a class action litigation may be instituted against us which would have an adverse effect on our business, results of operations and financial condition.

     The trading price of our common stock has been volatile and may continue to be subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new products and services by us or our competitors, changes in financial estimates by securities analysts, the operating and stock price performance of other companies that investors may deem comparable to ours and other events or factors. In addition, the stock market in general, and the market prices for Internet-related companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the trading price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such company. Such litigation, if instituted, whether or not successful, could result in substantial costs and a diversion of management's attention and resources, which would have a material adverse effect on our business, results of operations and financial condition.

Shares Eligible for Future Sale; Limited Trading Market

Potential Future 144 Sales:

     As of October 31, 1999, of the shares of our common stock authorized, there were issued and outstanding 8,195,000 of which 5,000,000 are "restricted shares" as that term is defined under the Securities Act, and in the future may be sold in compliance with Rule 144 of the Securities Act, or pursuant to a Registration Statement filed under the Act. Rule 144 provides, in essence, that a person holding restricted securities for a period of 1 year may sell those securities in unsolicited brokerage transactions or in transactions with a market maker, in an amount equal to the greater of (i) 1% of our outstanding common stock or (ii) the average weekly trading volume for the four week period prior to the proposed date of sale, every 3 months. Additionally, Rule 144 requires that an issuer of securities make available adequate current public information with respect to the issuer. Such information is deemed available if the issuer satisfies the reporting requirements of Sections 13 or 15(d) of the Exchange Act and of Rule15c2-11 thereunder. Rule 144 also permits, under certain circumstances, that sale of shares by a person who is not an affiliate (and has not been an affilate for the 90 day period preceding the prosposed sale) of the company and who has satisfied a 2 year holding period without any quantity limitation and whether or not there is adequate current public information available.

Possible Issuance of Additional Shares:

     Our Articles of Incorporation, authorizes the issuance of common stock. No information is currently available and no prediction can be made as to the timing or amount of future sales of such shares or the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of the common stock prevailing from time to time. Sales of substantial amounts of common stock (including shares issuable upon the exercise of stock options), or the perception that such sales could occur, could materially adversely affect prevailing market prices for the common stock and the ability of Stockgroup.com to raise equity capital in the future.

There is a limited market for our common stock.

     Our common stock has been quoted for trading on the OTC BB since March 17, 1999. Accordingly, there has been a limited public market for our common stock. The following table sets forth high and low bid prices for the common stock for the periods ending March 31, 1999, June 30, 1999 and September 30, 1999. These prices represent quotations between dealers without adjustment for retail markup, markdown or commission and may not represent actual transactions.

Quarter Ending:               High               Low               Volume
March 31, 1999               $ 10.25            $ 6.00            3,339,000
June 30, 1999                $  9.00            $ 3.125           4,859,200
September 30, 1999           $  5.00            $ 2.125           3,297,500

     The closing price on November 3, 1999 was $2.625.

     No assurance can be given that a market for our common stock will be sustained or that the common stock will continue to be quoted on the NASD's Over the Counter Bulletin Board.

     On October 31, 1999, Stockgroup.com had 43 registered shareholders owning 8,195,000 shares.

The sale or transfer of our common stock by shareholders may be subject to the so-called "Penny Stock Rules."

     Under Rule 15g-9 of the Exchange Act, a broker or dealer may not sell a "penny stock" (as defined in Rule 3a51-1) to or effect the purchase of a penny stock by any person unless:

     (a)  such sale or purchase is exempt from Rule 15g-9;

     (b) prior to the transaction the broker or dealer has (1) approved the person's account for transaction in penny stocks in accordance with Rule 15g-9, and (2) received from the person a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased; and

     (c) the purchaser has been provided an appropriate disclosure statement as to penny stock investment.

     The Securities and Exchange Commission adopted regulations that generally define a penny stock to be any equity security other than a security excluded from such definition by Rule 3a51-1. Such exemptions include, but are not limited to (1) an equity security issued by an issuer that has (i) net tangible assets of at least US$2,000,000, if such issuer has been in continuous operations for at least three years, (ii) net tangible assets of at least US$5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average revenue of at least US$6,000,000 for the preceding three years; (2) except for purposes of Section 7(b) of the Exchange Act and Rule 419, any security that has a price of US$5.00 or more; and (3) a security that is authorized or approved for authorization upon notice of issuance for quotation on the NASDAQ Stock Market, Inc.'s Automated Quotation System. It is likely that shares of common stock, assuming a market were to develop therefore, will be subject to the regulations on penny stocks; consequently, the market liquidity for the common stock may be adversely affected by such regulations limiting the ability of broker/dealers to sell our common stock and the ability of shareholders to sell their securities in the secondary market.

     Moreover, our shares may only be sold or transferred by our shareholders in those jurisdictions in which an exemption for such "secondary trading" exists or in which the shares may have been registered.

We have not declared any dividends or intend to do so in the foreseeable future.

     We have not declared any dividends since inception, and have no present intention of paying any cash dividends on our common stock in the foreseeable future. The payment by us of dividends, if any, in the future, rests with the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition, as well as other relevant factors.

As we maintain our accounts in Canadian Dollars, we are subject to foreign currency fluctuations, which could have an adverse effect on our business.

     We maintain our accounts in Canadian Dollars. Our operations in the United States make us subject to foreign currency fluctuations and such fluctuations may materially affect our financial position and results. At the present time we do not engage in hedging activities.

If issued, the shares reserved for future issuance, may cause the current stockholders to suffer an equity dilution.

     We have reserved, as of October 31, 1999, 2,000,000 shares of common stock ("Shares") for issuance upon the exercise of non-qualified stock options. Such amount of Shares represents a potential equity dilution of 24.41% based upon the number of outstanding Shares at October 31,

1999. Furthermore, we may enter into commitments in the future which would require the issuance of additional shares and may grant additional stock options or warrants. At October 31, 1999, we had 91,805,000 authorized but unissued and unreserved Shares. Issuance of additional Shares would be subject to certain regulatory approvals and compliance with applicable securities legislation. We currently have no plans to issue preferred shares and no plans to issue additional shares other than for the purposes of raising funds for general working capital requirements which issuance would be subject to regulatory approval.

Forward Looking Statements

     This Prospectus contains statements that plan for or contemplate the future. These statements are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond our control and reflect future business decisions which are subject to change. Some of these assumptions inevitably will not materialize, and unanticipated events will occur which will affect our future results. In this Prospectus such statement are generally identified by words such as "anticipate," "plan," "believe," "expect," "estimate" and the like. All such forward looking statements are qualified by reference to matters discussed under the section entitled, "Risk Factors."

     The Private Securities Litigation Reform Act of 1995 which provides a "safe harbor" for similar statements by certain public companies may not apply to the offer and sale of the Award Shares.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the offering hereunder. All expenses of registration incurred in connection with this offering are being paid by us, but all selling and other expenses incurred by the individual Selling Shareholders will be paid by them. However, we will receive proceeds from the exercise, if any, of the stock options granted pursuant to the Plan.

                              SELLING SHAREHOLDERS

     The following table sets forth the information as of October 31, 1999 with respect to the number of Shares beneficially owned by the Selling Shareholders.

================================================================================
    Name Of Selling Shareholder            Award Shares Acquired Or Which May Be
                                                       Acquired And Offered
--------------------------------------------------------------------------------
Marcus New                                                            325,000(1)
Chief Executive Officer, Director,
Chairman of the Board
--------------------------------------------------------------------------------
Les Landes                                                            745,800
President, Chief Operating Officer, Director
--------------------------------------------------------------------------------
John Dawe                                                              15,000(2)
Vice President of Finance, Secretary, Treasurer
--------------------------------------------------------------------------------
Craig Faulkner                                                        195,000(3)
Chief Technology Officer, Director
================================================================================

(1)  Mr. Marcus New beneficially owns 2,817,000 shares of common stock.

(2)  Mr. John Dawe beneficially owns 800 shares of common stock.

(3)  Mr. Craig Faulkner beneficially owns 915,000 shares of common stock.

                              PLAN OF DISTRIBUTION

     The Award Shares may be sold from time to time to purchasers directly by any of the Selling Shareholders. Alternatively, the Selling Shareholders may sell the Award Shares in one or more transactions (which may involve one or more block transactions) in sales occurring in the over-the-counter public market, in separately negotiated transactions, or in a combination of such transactions. Each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; some or all of the Award Shares may be sold through brokers acting on behalf of the Selling Shareholders or to dealers for resale by such dealers; in connection with such sales, such brokers or dealers may receive compensation in the form of discounts or commissions from the Selling Shareholders and/or the purchasers of these Award Shares for whom they may act as broker or agent (which discounts or commissions are not anticipated to exceed those customary in the types of transactions involved). However, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

     All expenses of registration incurred in connection with this offering are being paid by us, but all brokerage commissions and other expenses incurred by individual Selling Shareholders will be paid by that Selling Shareholder. We will not receive any of the proceeds from such sales, although we may receive the exercise price in cash upon the exercise of the options under which the Award Shares are acquired by the Selling Shareholders.

     The Selling Shareholders and any dealer participating in the distribution of any of the Award Shares, or any broker executing selling orders on behalf of the Selling Shareholders, may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the Award Shares by them and any discounts or commissions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act, and such broker or dealer will be required to deliver a copy of this Prospectus, including a Prospectus Supplement, if required, to any person who purchases any of the Award Shares from or through such broker or directly.

     In order to comply with the securities laws of certain states which may be applicable, the Award Shares will be sold only through registered or licensed brokers or dealers in such states.

In addition, in certain states, the Award Shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and complied with.

                            DESCRIPTION OF SECURITIES

     Our common stock is entitled to share, on a ratable basis, in such dividends as may be declared by the Board of Directors out of funds legally available for that purpose. Each share of common stock entitles its holder to one vote. Holders of common stock do not have cumulative voting rights. In addition, the shares of common stock do not have preemptive, subscription or conversion rights nor are they redeemable by us.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     Joseph Sierchio and Stephen A. Albert, members of Sierchio & Albert, P.C., our counsel, each own 9,500 shares of our common stock. We have not awarded options under the Plan to either of Messrs. Sierchio and Albert.

                        SEC POSITION REGARDING INDEMNITY

     The laws of the State of Colorado and the Company's Articles of Incorporation permit indemnification of its directors and officers against certain liabilities, including liability arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                              AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance with the Exchange Act, we file reports, proxy statements, and other information with the Securities and Exchange Commission. Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Regional Offices of the Securities and Exchange Commission: 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, New York, NY 10048. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains an Internet Site (http://www.sec.gov) that contains reports, proxy, and information statements, and other information regarding the issuers that file electronically with the Commissioner.

     We are currently subject to the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders are subject to the reporting and short-swing profit recovery provisions contained in Section 16 of that Act. We are required under that Act to publish periodic reports prepared in accordance with United States Generally Accepted Accounting Principles. We are also required to file annual reports containing audited financial statements and quarterly reports containing unaudited results of operations as well as such other reports as may from time to time be authorized by the Board of Directors or be required under law. Our management has solicited proxies from our shareholders and intends to continue this policy.

     Our common stock is traded on the NASD Electronic Bulletin Board under the symbol OTC-BB: SWEB. We have filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act, as amended (the "Act"), with respect to 2,000,000 shares of our common stock, to be issued to employees, directors, advisors and/or consultants of the company pursuant to the 1999 Incentive Stock Option Plan. This Prospectus, which is Part I of the Registration Statement, omits certain information contained in the Registration Statement. For further information with respect to us and the shares of common stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provision thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Securities and Exchange Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The documents listed in (1) through (3) below are incorporated by reference in this registration statement.

     (1) Stockgroup.com Holdings, Inc. ("Stockgroup.com") latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or, in the case of Stockgroup.com, either (1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for Stockgroup.com's latest fiscal year for which statement have been filed or (2) Stockgroup.com's effective registration statement on Form 10-SB filed under the Exchange Act containing audited financial statements for Stockgroup.com's latest fiscal year.

     (2) All other reports and  documents  filed by  Stockgroup.com  pursuant to
Section 13(a) or 15(d) of the Exchange Act.

     (3)  The  description  of  Stockgroup.com's   securities   contained  in  a
Registration Statement filed under the Exchange Act, including any amendments or report filed for the purpose of updating such description.

     All documents subsequently filed by Stockgroup.com pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicate that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     The class of securities to be offered hereby is registered under Section 12(g) of the Exchange Act, as amended. A description of Stockgroup.com's securities is set forth in the Registration Statement filed pursuant to Form 10-SB, as amended. Stockgroup.com registered common stock which is entitled to share, on a ratable basis, in such dividends as may be declared by the Board of Directors out of funds legally available therefor. Each share of common stock entitles the holders thereof to one vote. Holders of common stock do not have cumulative voting rights nor does the common stock have preemptive, subscription or conversion rights and is not redeemable by Stockgroup.com.

ITEM 5. INTERESTS OF NAMED EXPERTS OR COUNSEL

     Joseph Sierchio and Stephen A. Albert, members of Sierchio & Albert, P.C., our counsel, each own 9,500 shares of our common stock. We have not awarded options under the Plan to either of Messrs. Sierchio and Albert.

ITEM 6 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The applicable laws of Colorado and Stockgroup.com's Articles of Incorporation permit indemnification of its directors and officers against certain liabilities, which would include liabilities arising under the Securities Act.

     Under Section 7-109-102 of the Colorado Business Corporations Act (the "Colorado Act"), a corporation may indemnify a person made a party to a proceeding because the person is or was a director, against liability incurred in the proceeding. Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

     Indemnification is only possible under this section  7-109-102,  however if
(a) the person conducted him/herself in good faith and (b) the person reasonably believed (i) in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and (ii) in all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and (c) in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

     It should be noted, however, that under Section 7-109-102(4), a corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation; or (ii) in connection with any other proceeding in which a director is adjudged liable on the basis that he or she derived improper personal benefit.

     Under Section 7-109-103, a director is entitled to mandatory indemnification, when he/she is wholly successful in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred in connection to the proceeding.

     Under Section 7-109-105, unless restricted by a corporation's articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to a court of competent jurisdiction. The court, upon receipt of the application, may order indemnification after giving any notice the court considers necessary. The court, however, is limited to awarding the reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

     Under Section 7-109-107, unless restricted by the corporation's articles of incorporation, an officer of a corporation is also entitled to mandatory indemnification and to apply for court-ordered indemnification to the same extent as a director.

     A corporation may also indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a director.

     Under Section 7-109-108, a corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation against liability asserted against or incurred by the person in that capacity, whether or not the corporation would have the power to indemnify such person against the same liability under other sections of the Colorado Act.

     Article XIII of Stockgroup.com's Articles of Incorporation also contains provisions providing for the indemnification of directors and officers of the company as follows:

     "The Board of Directors of the Corporation shall have the power to:

     A. Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe the action was unlawful.

     B. Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or other or agent of the Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation; but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     C. Indemnify a Director, officer, employee or agent of the Corporation to the extent that such person has been successful on the merits in defense of any action, suit or proceeding referred to in Subparagraph A or B of this Article or in defense of any claim, issue, or matter therein, against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     D. Authorize indemnification under Subparagraph A or B of this Article (unless ordered by a court) in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Subparagraph A or B. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or, if such a quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written option, or by the shareholders.

     E. Authorize payment of expenses (including attorney's fees) incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding as authorized in Subparagraph D of this Article upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

     F. Purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provision of this Article.

     The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles of Incorporation, and the Bylaws, agreement, vote of the shareholders or disinterested directors or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such a person."

     Stockgroup.com has no agreements with any of its directors or executive officers providing for indemnification of any such persons with respect to liability arising out of their capacity or status as officers and directors.

     At present, there is no pending litigation or proceeding involving a director or executive officer of Stockgroup.com as to which indemnification is being sought.

ITEM 7 - EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8 - EXHIBITS

(A)  EXHIBITS

        EXHIBIT     DESCRIPTION
        -------     -----------

          3.1       Articles   of   Incorporation   (Colorado)-Incorporated   by
                    reference to Exhibit 2.1 of Stockgroup.com's Form 10-SB filed January 29, 1998.

          3.2 By-Laws - Incorporated by reference to Exhibit 2.2 of Stockgroup.com's Form 10-SB, filed January 29, 1998.

          5.0       Legal opinion of Sierchio & Albert, P.C.

          10.01     1999 Incentive Stock Option Plan

          23.1 Consent of Sierchio & Albert, P.C., included in the opinion filed as Exhibit 5 hereto.

          23.2      Consent of Independent Certified Public Accountant.


ITEM 9 - UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any additional or changed material information on the plan of distribution.

     (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on the 5th day of November, 1999.

         STOCKGROUP.COM HOLDINGS, INC.


By:       s/ Marcus New
         -----------------------------------
         Marcus New, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



 s/ Marcus New                                          Dated:  November 5, 1999
------------------------------------------------
Marcus New, Director and Chief Executive Officer


 s/ John Dawe                                           Dated:  November 5, 1999
------------------------------------------------
John Dawe, V.P. Finance, Treasurer, Secretary


 s/ Les Landes                                          Dated:  November 5, 1999
------------------------------------------------
Les Landes, Chief Operating Officer


 s/ David Caddey                                        Dated:  November 5, 1999
------------------------------------------------
David Caddey, Director


 s/ Craig Faulkner                                      Dated:  November 5, 1999
------------------------------------------------
Craig Faulkner, Chief Technology Officer, Director


s/Louis deBoer II                                       Dated:  November 5, 1999
------------------------------------------------
Louis deBoer II, Director

                                INDEX TO EXHIBITS



        EXHIBIT     DESCRIPTION

          3.1       Articles   of   Incorporation   (Colorado)-Incorporated   by
                    reference to Exhibit 2.1 of Stockgroup.com's Form 10-SB filed January 29, 1998.

          3.2 By-Laws - Incorporated by reference to Exhibit 2.2 of Stockgroup.com's Form 10-SB, filed January 29, 1998.

          5.0       Legal opinion of Sierchio & Albert, P.C.

          10.01     1999 Incentive Stock Option Plan

          23.1 Consent of Sierchio & Albert, P.C., included in the opinion filed as Exhibit 5 hereto.

          23.2      Consent of Independent Certified Public Accountants.